Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BP Sharematch UK Plan 2001 of our reports dated 2 March 2011, with respect to the group financial statements of BP p.l.c., and the effectiveness of internal control over financial reporting of BP p.l.c., included in its Annual Report (Form 20-F) for the year ended 31 December 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
London, England

29 March 2011